Exhibit 99.1

LaserCard Corporation Reports Financial Results for FY09 Third Quarter

Mountain View, Calif. – Jan. 29, 2009 – LaserCard Corporation (NASDAQ:LCRD), a leading supplier of secure ID solutions, today announced its financial results for its fiscal 2009 third quarter ended December 31, 2008.

Revenues for the third quarter of fiscal 2009 were $10.9 million, compared with $13.5 million in the prior quarter and $11.2 million in the same quarter a year ago.  The net loss for the third quarter of fiscal 2009 was $849,000, or ($0.07) per diluted share, compared with a net profit of $239,000 or $0.02 per diluted share in the prior quarter, and net loss of $1.1 million or ($0.09) per diluted share in the same quarter a year ago.

LaserCard® optical memory card revenues for the quarter were $6.0 million compared with $8.6 million in the second quarter of fiscal 2009 and $7.9 million in the third quarter last year.  Revenues from specialty cards and printers were $4.3 million for the third quarter of fiscal 2009 compared with $3.9 million in the prior quarter and $3.1 million in the same quarter a year ago.

LaserCard Corporation’s cash, cash equivalents, and investments were $21.9 million at December 31, 2008 compared with $22.9 million at September 30, 2008.  The Company has obtained a credit line from UBS in the amount of $8.7 million that is collateralized by its Student Loan Auction Rate Securities.  During December, the Company drew down $3.0 million on this credit line.

“The deployment process associated with the Angolan National ID card program is moving forward,” said Bob DeVincenzi, President and CEO of LaserCard. “Deployment of data collection and database infrastructure by the partner team has been underway, and implementation of the infrastructure for issuing cards can now begin, following our delivery of approximately $2 million worth of card personalization equipment during the third quarter. Supplementing our progress on the Angolan implementation are our recent announcements associated with the receipt of $13 million of orders for our core U.S. and Saudi Arabian programs. These new orders represent not only enhancements to our backlog, but also renewed volume commitments from two of our most valued strategic customers.

“We made progress towards refining our cost model with selective reductions in spending associated with SG&A and the realization of the full effect of reductions associated with our re-cast Research and Development plans,” continued DeVincenzi.

The Company recorded a $200,000 non-cash expense on the Statement of Operations in other income (expense) related to the $13.5 million of Student Loan Auction Rate Securities (SLARS) held by UBS AG.  This represents the difference between the SLARS par value and the sum of their fair value and the value of the Put Right received from UBS in October.  The company does not anticipate that it will record an additional expense on the SLARS between now and the June 30, 2009 Put date.

Earnings Results Conference Call
LaserCard will hold a conference call to discuss the company's fiscal 2009 third quarter results today, January 29, 2009, at approximately 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.  For access to the conference call, please call 773-799-3302 by 1:50 p.m. Pacific Time.  A taped replay of the call will be available for one week.  To access the replay, please call 203-369-3493.  You will need to reference the passcode “LaserCard” and the conference leader “Robert DeVincenzi.”  To listen to the call via the Internet, please log on to: www.lasercard.com or www.vcall.com.  The Internet Webcast will be archived for one year.  A copy of this press release will be furnished to the U.S. Securities and Exchange Commission on a Form 8-K and posted to the Company’s web site prior to the conference call.

About LaserCard Corporation
LaserCard Corporation, together with its subsidiaries, is a leading provider of secure ID solutions to governments and commercial clients worldwide. It develops, manufactures, and integrates LaserCard® optical memory cards, encoders, peripherals, smart and specialty cards, biometrics, and modular software. The Company’s cards and systems are used in various applications, including citizen identification, border security, government service delivery, and facility access.

For further information, please visit www.lasercard.com.

Forward Looking Statement Disclaimer

All statements contained in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are not historical facts or guarantees of future performance or events.  Rather, they are based on current expectations, estimates, beliefs, assumptions, goals and objectives and are subject to uncertainties that are difficult to predict.  As a result, our actual results may differ materially from the statements made.  Often such statements can be identified by their use of words such as may, will, intends, plans, believes, anticipates, visualizes, expects, and estimates.  Examples of forward-looking statements in this release include that the Angolan National ID card program is moving forward, the Company’s recent announcements regarding business in the U.S. and Saudi Arabia and that the Company does not anticipate that it will record an additional expense on the SLARS between now and the June 30, 2009 Put date.  These and other forward-looking statements in this press release are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to whether UBS AG will have the ability to purchase our ARS at PAR on June 30, 2010 as well as the risk factors set forth under the caption “Risk Factors” and elsewhere in the Company's Forms 10-K, and 10-Q and other filings with the Securities and Exchange Commission. Due to these and other risks, future actual results could differ materially from the Company’s expectations. These forward-looking statements speak only as to the date of this release, and, except as required by law, the Company undertakes no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

LASERCARD CORPORATION AND SUBSIDIARIES
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenues	$10,906	$11,159	$35,095	$29,753
Cost of sales (includes $187 and $482 stock-based
compensation in the three and nine-month periods
ended December 31, 2008 and $105 and $244 in the three
and nine-month periods ended December 31, 2007, respectively)	7,314	7,670	23,471	21,414
Gross profit	3,592	3,489	11,624	8,339

Operating expenses:
Selling, general, and administrative expenses (includes
$426 and $1172 stock-based compensation in the three
and nine-month periods ended December 31, 2008 and
$527 and $1,178 in the three and nine-month periods ended
December 31, 2007, respectively)	3,950	4,056	11,437	10,826
Research and development expenses (includes $25 and $96
stock-based compensation in the three and nine-month
periods ended December 31, 2008 and $69 and $190 in the three
and nine-month periods ended December 31, 2007, respectively)	286	719	1,974	2,211
Total operating expenses	4,236	4,775	13,411	13,037
Operating loss	(644)	(1,286)	(1,787)	(4,698)

Other income (expense), net	(219)	225	(94)	655

Loss before income taxes	(863)	(1,061)	(1,881)	(4,043)

Income tax expense (benefit)	(14)	19	3	(106)

Net loss	$(849)	$(1,080)	$(1,884)	$(3,937)

Net loss per share:
Basic	$(0.07)	$(0.09)	$(0.16)	$(0.33)
Diluted	$(0.07)	$(0.09)	$(0.16)	$(0.33)

Weighted-average shares of common stock
used in computing net loss per share:
Basic	12,085	11,971	12,035	11,928
Diluted	12,085	11,971	12,035	11,928

LASERCARD CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands )

	December 31,	March 31,
	2008	2008*
ASSETS
Current assets:
Cash and cash equivalents	$8,601	$5,583
Accounts receivable, net of allowance of $29 at December 31, 2008	6,098	2,952
and $35 at March 31, 2008
Inventories, net of reserve of $971, at December 31, 2008	15,426	13,080
and $913 at March 31, 2008
Deferred contract costs	209	303
Equipment held for resale	7,181	89
Prepaid and other current assets	1,451	1,618
Total current assets	38,966	23,625

Property and equipment, net of accumulated depreciation of $22,000 at December 31, 2008	11,552	11,700
and $20,000 at March 31, 2008
Long-term investments	13,295	12,875
Long-term defered contract costs	326	561
Long-term equipment held for resale	-	6,599
Patents and other intangibles, net	409	402
Notes receivable	238	269
Other non-current assets	109	275
Total assets	$64,895	$56,306

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,272	$2,561
Accrued liabilities	2,721	3,221
Deferred income tax liability	286	405
Advance payments from customers	30,398	3,060
Short-Term Debt	3,000	-
Deferred revenue	3,660	589
Deferred rent	131	-
Capital lease obligation	73	30
Total current liabilities	42,541	9,866

Capital lease obligation, net of current portion	190	76
Accrued liabilities, net of current portion	93	-
Advance payments from customers, net of current portion	1,695	23,770
Deferred revenue, net of current portion	564	3,437
Deferred rent	1,258	1,168
Income tax payable	263	263
Total liabilities	46,604	38,580

Stockholders' equity:
Common stock	121	120
Additional paid-in capital	65,755	63,868
Accumulated deficit	(47,750)	(45,867)
Accumulated other comprehensive loss	165	(395)
Total stockholders' equity	18,291	17,726

Total liabilities and stockholders’ equity	$64,895	$56,306

*Amounts derived from audited consolidated financial statements